UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2008

Affirmative Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)
Delaware	000-50795	75-2770432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4450 SOJOURN DRIVE, SUITE 500 ADDISON TX	75001
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (972) 728-6300

________________________________________________________________________________

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 11, 2008, V. Van Vaughan resigned his position as the Registrant's Senior Vice President, Chief Accounting Officer and Treasurer. Upon the resignation of Mr. Vaughan, the functions of the Registrant's Chief Accounting Officer and Treasurer were immediately assumed on an interim basis by Michael J. McClure, the Registrant's Executive Vice President and Chief Financial Officer.

On November 18, 2008, the Registrant's board of directors appointed Earl F. Fonville, the Registrant's Vice President and Corporate Controller, to the position of Chief Accounting Officer. Mr. Fonville will assume the duties of the position of Chief Accounting Officer of the Registrant from Mr. McClure effective December 1, 2008. Mr. Fonville will continue to perform the duties of Chief Accounting Officer for the Registrant on a continuing basis until his voluntary resignation or removal from that position by the Registrant's board of directors.

Mr. Fonville has served as Vice President and Corporate Controller since joining the Registrant in August 2007.  Prior to joining the Registrant, Mr. Fonville was Corporate Controller for Glencoe U.S. Holdings, Inc. from November 2004 to July 2007.  From May 2002 to October 2004, Mr. Fonville was Corporate Controller for Meadowbrook Insurance Group, Inc.  Mr. Fonville holds an MS and a BBA in accounting from Harding University and is a Certified Public Accountant.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On November 18, 2008, the Registrant's board of directors approved certain amendments to the Registrant's Amended and Restated Bylaws (the "Bylaws"), which became effective immediately upon their adoption. Each of Section 10.1, governing the indemnification of directors and officers, Section 10.3, governing the prepayment of expenses to directors and officers that become involved in legal proceedings as a result of their status as a director or officer of the Registrant, and Section 10.8, governing the vesting of director and officer indemnification rights, has been amended to clarify and enhance the scope and applicability of said rights. The amendments collectively provide that indemnification rights shall: (i) be afforded to not only current but former directors and officers of the Registrant, and (ii) vest upon a person becoming a director or officer of the Registrant.

On March 12, 2008, the Registrant's board of directors approved an amendment to the Bylaws, which became effective immediately upon their adoption. Section 5.1 of the Bylaws, which describes the various officer positions of the Registrant, was amended to formally authorize any persons holding the offices of Chief Executive Officer, President, Chief Financial Officer, Executive Vice President, Treasurer, Assistant Treasurer, Secretary or General Counsel of the Registrant, or any persons designated by any such person, to perform any and all actions necessary or appropriate to effectuate on behalf of the Registrant any and all directives of the Registrant's board of directors that are not otherwise specifically reserved for the board or a board committee to carry out.

The full text of the Bylaws, as amended and restated on November 18, 2008, is attached hereto as Exhibit 3.1 and is incorporated by reference herein into this Item 5.03.

Item 7.01 Regulation FD Disclosure.*

On November 18, 2008, the Registrant's board of directors declared a quarterly cash dividend on its outstanding shares of common stock of two cents ($0.02) per share, payable on December 31, 2008, to shareholders of record at the close of business on December 16, 2008.

* The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any of our filings with the SEC under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing, and shall not be deemed to be "filed" with the SEC under the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number Description of Exhibit

3.1 Amended and Restated Bylaws of Affirmative Insurance Holdings, Inc., as amended and restated November 18, 2008.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Affirmative Insurance Holdings, Inc. (Registrant)
November 24, 2008 (Date)	/s/ JOSEPH G. FISHER Joseph G. Fisher Senior Vice President, Secretary and General Counsel